Exhibit 99.1

Entercom Communications Corp.
Reports Record Fourth Quarter 2003 Results

Record Fourth Quarter Net Revenues, Net Income Per Share and Free Cash Flow

(Bala Cynwyd, PA February 23, 2004) Entercom Communications Corp. (NYSE: ETM) today reported record financial results for the quarter ended December 31, 2003. Net income was $21.8 million, or $0.42 per share, as compared to $18.8 million, or $0.37 per share in the prior year, representing an increase of 14% in net income per share.

For the fourth quarter as compared to the prior year:

•                                          Net revenues increased 3% to $104.6 million.

•                                          Same station net revenues decreased 1% to $104.6 million.

•                                          Same station operating expenses increased 2% to $59.8 million.

•                                          Same station operating income decreased 4% to $44.8 million.

•                                          Free cash flow increased 1% to $31.8 million.

•                                          Net income per share increased 14% to $0.42.

The Company’s net revenues, net income per share and free cash flow represent record highs for fourth quarter results.

For the year 2003 as compared to the prior year:

•                                          Net revenues increased 3% to $401.1 million.

•                                          Station operating income increased 2% to $168.9 million.

•                                          Free cash flow increased 10% to $115.6 million.

•                                          Income before accounting change increased 29% to $71.8 million.

•                                          Income before accounting change per share increased 24% to $1.39.

For the year 2003 the Company achieved record annual results for net revenues, station operating income, free cash flow and earnings per share.

David J. Field, President and Chief Executive Officer stated, “We are pleased to report record financial results for 2003, particularly under the difficult economic conditions that hindered all advertising-based media subsequent to the commencement of the Iraqi war last year.  We are optimistic on our outlook for 2004 based on positive external and internal factors, led by the recovering economy, growing business confidence, improving station ratings, and continuing enhancements in our operating capabilities and execution.”

The Company closed on the acquisition of two radio stations in Portland, Oregon from Fisher Communications on December 18, 2003.  Entercom had operated the two stations under a time brokerage agreement since June 1, 2003.

As of December 31, 2003, the Company had $16 million in cash and cash equivalents. The Company had outstanding $244 million of Senior Debt and $150 million of Senior Subordinated Notes due in 2014.

First Quarter Guidance

For the first quarter of 2004, based on the current business outlook, the Company expects to report a same station net revenues increase of 3 - 5%, with station operating expenses increasing 3%.  This guidance would result in net income per share of $0.21 - $0.23 vs. $0.18 in the prior year.

For purposes of same station comparisons, last year’s same station first quarter net revenues were $82.4 million and station operating expenses were $52.8 million.  Prior year same station results are available on the Company’s website.

As of January 1, 2004 the Company changed its effective annual tax rate to 38% as a result of a review of actual and expected federal and state tax expenses.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Monday, February 23 at 10:00 AM Eastern Time.   The public may access the conference call by dialing 888-316-9406.  A replay of the conference call will be available through March 1, 2004 by dialing 800-333-1871.  A webcast of the conference call will be available beginning 48 hours after the call on the Company’s website for a period of one week.  Entercom’s website is located at www.entercom.com.

The Company is the nation’s fourth largest radio broadcaster, operating in Boston, Seattle, Denver, Portland, Sacramento, Kansas City, Milwaukee, Norfolk, New Orleans, Memphis, Buffalo, Greensboro, Rochester, Greenville/Spartanburg, Wilkes-Barre/Scranton, Wichita, Madison, Gainesville/Ocala and Longview/Kelso, WA.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share.

With the adoption of Regulation G by the SEC, Station Operating Income replaces Broadcast Cash Flow as the metric used by management to assess the performance of our stations. The Company calculates station operating income in the same manner as broadcast cash flow.

It is important to note that Station Operating Income, Same Station Net Revenues, Same Station Operating Expenses, Same Station Operating Income and Free Cash Flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance. You should not consider these non-GAAP measures in isolation or as substitutes for net income, operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.

Station Operating Income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses and gain or loss on sale of assets.

Free Cash Flow consists of operating income (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in corporate general and administrative expenses) and (ii) less net interest expense (excluding amortization of deferred financing costs), gains (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Same Station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period. The Company includes in the Same Station operating data the effects of changes in status of significant contracts that: (i) relate to operations; (ii) have a significant effect on the net revenues and or station operating expenses of a particular market; and (iii) are accounted for as a separate business unit.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflects adjustments and is presented for comparative purposes only and does not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:
Steve Fisher
Executive Vice President and Chief Financial Officer
610-660-5647

Entercom  Fourth Quarter 2003

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

CONDENSED CONSOLIDATED FINANCIAL DATA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
CONDENSED STATEMENTS OF OPERATIONS

Net Revenues	$104,641	$101,922	$401,056	$391,289

Station Operating Expenses	59,885	55,382	232,184	226,033
Corporate General and Administrative Expenses, Including Non-Cash Compensation Expense of: (i) $128 and $132 for the Three Months Ended December 31, 2003 and 2002 and (ii) $466 and $1,179 for the Years Ended December 31, 2003 and 2002.	3,528	3,420	14,433	14,124
Depreciation and Amortization	3,710	3,360	14,687	15,058
Time Brokerage Agreement Fees	467	750	1,636	7,432
Net Gain on Sale of Assets	(2,287)	(19)	(2,118)	(1,166)

Operating Income	39,338	39,029	140,234	129,808

Other Expense (Income) Items:
Interest Expense, Including Amortization of Deferred Financing Costs of: (i) $244 and $325 for the Three Months Ended December 31, 2003 and 2002 and (ii) $1,053 and $1,212 for the Years Ended December 31, 2003 and 2002.	4,910	6,001	20,515	25,094
Financing Cost of Convertible Preferred Securities	—	1,954	2,020	7,813
Interest Income	(71)	(388)	(505)	(2,094)
Loss on Extinguishment of Debt	—	—	3,795	—
Loss on Investments	158	—	158	—
Equity Loss from Unconsolidated Affiliate	—	—	—	3,352
Net (Gain) Loss on Derivative Instruments	(591)	21	(961)	2,290

Total Other Expense	4,406	7,588	25,022	36,455

Income Before Income Taxes and Accounting Change	34,932	31,441	115,212	93,353

Income Taxes	13,176	12,635	43,432	37,529

Income Before Accounting Change	21,756	18,806	71,780	55,824
Cumulative Effect of Accounting Change, Net of Taxes	—	—	—	(138,876)
Net Income (Loss)	$21,756	$18,806	$71,780	$(83,052)

Income Before Accounting Change Per Share - Basic	$0.42	$0.38	$1.41	$1.14
Net Income (Loss) Per Share - Basic	$0.42	$0.38	$1.41	$(1.70)

Income Before Accounting Change Per Share - Diluted	$0.42	$0.37	$1.39	$1.12
Net Income (Loss) Per Share - Diluted	$0.42	$0.37	$1.39	$(1.67)

Weighted Common Shares Outstanding - Basic	51,395	49,821	50,962	48,965
Weighted Common Shares Outstanding - Diluted	52,040	50,557	51,608	49,766

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital Expenditures	$1,716	$3,819	$13,708	$10,136
Income Taxes Paid	$2,780	$—	$2,985	$—

	December 31,
	2003	2002
SELECTED BALANCE SHEET DATA
Cash and Cash Equivalents	$15,894	$92,593
Working Capital	13,900	114,407
Total Assets	1,577,052	1,568,530
Senior Debt	244,043	286,715
7.625% Senior Subordinated Notes	150,000	150,000
Total Shareholders’ Equity	1,031,610	890,505

OTHER FINANCIAL DATA

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Same Station Computations:
Net Revenues - Reconciliation of Same Station Net Revenues to GAAP:
Net Revenues as Reported	$104,641	$101,922
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	(52)	3,301
Same Station Net Revenues	$104,589	$105,223

Station Operating Expenses - Reconciliation of Same Station Operating Expenses to GAAP:
Station Operating Expenses as Reported	$59,885	$55,382
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	(75)	3,065
Same Station Operating Expenses	$59,810	$58,447

Reconciliation of Station Operating Income and Same Station Operating Income to GAAP (Operating Income):
Operating Income as Reported	$39,338	$39,029	$140,234	$129,808
Depreciation and Amortization	3,710	3,360	14,687	15,058
Corporate General and Administrative Expenses	3,528	3,420	14,433	14,124
Time Brokerage Agreement Fees	467	750	1,636	7,432
Net Gain on Sale of Assets	(2,287)	(19)	(2,118)	(1,166)
Station Operating Income	44,756	46,540	$168,872	$165,256
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	23	236
Same Station Operating Income	$44,779	$46,776

Reconciliation of Free Cash Flow from GAAP Net Income (Loss):
Net Income (Loss) as Reported	$21,756	$18,806	$71,780	$(83,052)
Cumulative Effect of Accounting Change	—	—	—	231,460
Depreciation and Amortization	3,710	3,360	14,687	15,058
Deferred Financing Costs Included in Interest Expense	244	325	1,053	1,212
Non-Cash Compensation Expense	128	132	466	1,179
Net Gain on Sale of Assets	(2,287)	(19)	(2,118)	(1,166)
Loss on Extinguishment of Debt	—	—	3,795	—
Equity Loss from Unconsolidated Affiliate	—	—	—	3,352
Net (Gain) Loss on Derivative Instruments	(591)	21	(961)	2,290
Loss on Investments	158	—	158	—
Income Taxes (Benefit)	13,176	12,635	43,432	(55,055)
Capital Expenditures	(1,716)	(3,819)	(13,708)	(10,136)
Taxes (Paid) Refunded	(2,780)	24	(2,985)	222
Free Cash Flow	$31,798	$31,465	$115,599	$105,364

Calculation of Free Cash Flow from GAAP (Operating Income):
Operating Income as Reported	$39,338	$39,029	$140,234	$129,808
Depreciation and Amortization	3,710	3,360	14,687	15,058
Non-Cash Compensation Expense	128	132	466	1,179
Interest Expense, Net of Interest Income and Deferred Financing Costs	(4,595)	(7,242)	(20,977)	(29,601)
Capital Expenditures	(1,716)	(3,819)	(13,708)	(10,136)
Net Gain on Sale of Assets	(2,287)	(19)	(2,118)	(1,166)
Taxes (Paid) Refunded	(2,780)	24	(2,985)	222
Free Cash Flow	$31,798	$31,465	$115,599	$105,364

Prior Year’s Data For First Quarter	Three Months Ended March 31, 2003

Reconciliation of Prior Year’s Same Station Net Revenues to GAAP (Net Revenues):
Net Revenues as Reported	$80,995
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	1,360
Same Station Net Revenues	$82,355

Reconciliation of Prior Year’s Same Station Operating Expenses to GAAP (Station Operating Expenses):
Station Operating Expenses as Reported	$51,380
Net Acquisitions and Divestitures of Radio Stations and Significant Contracts	1,376
Same Station Operating Expenses	$52,756